Exhibit 10.3

Certain confidential information contained in this document, marked by [***], has been omitted because it

(i) is not material and would be competitively harmful if publicly disclosed, or (ii) contains personally identifiable information, omitted pursuant to Item 601(a)(6) under Regulation S-K.

SECOND AMENDMENT TO CAPACITY PURCHASE AGREEMENT

This Second Amendment to Capacity Purchase Agreement (this “Amendment”) is made, entered into and effective as of April 23, 2021 (the “Amendment Effective Date”), by and between United Airlines, Inc., a Delaware corporation (“United”), and Air Wisconsin Airlines LLC, a Delaware limited liability company (“Contractor”). United and Contractor are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, United and Contractor entered into that certain Capacity Purchase Agreement, dated as of February 26, 2017, as amended by that certain First Amendment to Capacity Purchase Agreement (the “First Amendment”), dated as of October 14, 2020 (as so amended, the “Agreement”);

WHEREAS, pursuant to Section 10.04 of the Agreement, the Agreement may be amended pursuant to a written agreement signed by Contractor and United that specifically states that it is intended to amend or modify the Agreement; and

WHEREAS, Contractor and United intend to amend the Agreement subject to and in accordance with this Amendment.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.    Scheduling. Section 2.01(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f)    Pre-Termination Scheduling. Notwithstanding anything in this Section 2.01 or elsewhere in this Agreement to the contrary, if United does not exercise its extension right under Section 8.01(b) on or prior to [***], then United shall not schedule a number of block hours in any calendar month after [***] that exceeds the number of scheduled block hours set forth in the Final Monthly Schedule for [***].”

2.    Miscellaneous. Capitalized terms used in this Amendment that are defined in the Agreement have the meanings assigned to them in the Agreement. This Amendment may be executed in counterparts, each of which is deemed an original hereof. The Parties shall become bound by this Amendment immediately upon execution hereof by each Party. Except as expressly amended in this Amendment, the Agreement will remain in full force and effect. Notwithstanding anything to the contrary in this Amendment, the terms and provisions of this Amendment are intended solely for the benefit of the Parties, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person. This Amendment constitutes the entire agreement between the Parties, and supersedes any other agreements, representations, warranties, covenants, communications, or understandings, whether oral or written (including, but not limited to, e-mail correspondence), that may have been made or entered into by or between the Parties or any of their respective affiliates or agents relating in any way to the transactions contemplated by this Amendment.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date and year first written above.

UNITED AIRLINES, INC.

By:	/s/ Sarah Rae Murphy
	Name:	Sarah Murphy
	Title:	Senior Vice President — United Express

AIR WISCONSIN AIRLINES LLC

By:	/s/ Robert Binns
Robert Binns
President and Chief Executive Officer